UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 15, 2013

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described in Item 5.02 under the heading “Amendment to Employment Agreement with Chris Power,” on February 15, 2013, LifeLock, Inc. (the “Company”) entered into a First Amendment to Second Amended and Restated Employment Agreement with Chris Power, the Company’s Chief Financial Officer. The disclosure provided in Item 5.02 of this Current Report on Form 8-K under the heading “Amendment to Employment Agreement with Chris Power” is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Bonus Amounts for Named Executive Officers

In September 2012, the Board of Directors (the “Board”) and stockholders of the Company approved a performance bonus plan (the “Performance Bonus Plan”). Under the Performance Bonus Plan, each employee, including the Company’s named executive officers, has a target cash bonus amount (expressed as a percentage of base salary) that becomes payable upon the achievement of certain corporate performance metrics and individual performance.

For fiscal 2012, the Performance Bonus Plan was funded by the achievement of corporate financial performance objectives tied to the Company’s revenue, EBITDA, and net member growth for fiscal 2012, with the revenue and EBITDA objectives each representing 37.5% of the bonus pool and the net member growth objective representing 25% of the bonus pool. In February 2012, the Board determined the threshold, target, and maximum levels for each of these performance objectives in consultation with management and taking into account the Company’s performance in fiscal 2011. For fiscal 2012, the Company’s target revenue was $272.6 million, the Company’s target EBITDA was $29.4 million, and the Company’s target net member growth was 325,000 new members. The Board and the Compensation Committee of the Board (the “Compensation Committee”) approved certain adjustments to the calculation of the performance objectives during the year for certain events, including the costs associated with the Company’s initial public offering and the Company’s acquisition of ID Analytics, Inc.

On February 15, 2013, the Compensation Committee reviewed the Company’s fiscal 2012 performance with respect to the performance objectives and determined the amount of the bonus pool to be paid under the Performance Bonus Plan for fiscal 2012. The Compensation Committee determined that the Company had achieved all of the threshold levels and some, but not all, of the target levels with respect to the performance objectives. Each performance objective was measured independently of the other objectives.

After determining the overall bonus pool to be paid under the Performance Bonus Plan for fiscal 2012, the Compensation Committee, with recommendations from the Company’s Chairman and Chief Executive Officer with respect to our named executive officers other than himself, determined the actual bonus payouts to our named executive officers based on the Compensation Committee’s subjective determinations of each named executive officer’s overall performance and contributions during fiscal 2012. In fiscal 2012, the target bonus amount for the Company’s Chief Executive Officer was 100% of his base salary, the target bonus for the Company’s Chief Financial Officer was 60% of his base salary, and the target bonus for the Company’s Chief Marketing Officer was 50% of his base salary.

Based on the Company’s performance in fiscal 2012 and the individual contributions of each of the Company’s named executive officers, the Compensation Committee awarded the named executive officers cash bonuses under the Performance Bonus Plan for fiscal 2012 in the amounts shown in the table below.

Name	Position	Bonus Amount
Todd Davis	Chairman and Chief Executive Officer	$671,460
Chris Power	Chief Financial Officer	$306,240
Marvin Davis	Chief Marketing Officer	$170,211

The foregoing is only a brief description of the material terms of the Performance Bonus Plan, and does not purport to be complete and is qualified in its entirety by reference to the Performance Bonus Plan previously filed with the Securities and Exchange Commission (the “SEC”).

2013 Executive Compensation for Named Executive Officers

On February 15, 2013, the Compensation Committee approved (a) annual base salaries for each of the Company’s named executive officers as set forth in the table below, in each case retroactive to February 4, 2013, and (b) the grant to the named executive officers of retention stock options to purchase shares of the Company’s common stock as set forth in the table below (the “Options”), in each case to be effective on February 22, 2013. The Compensation Committee granted the Options pursuant to and in accordance with the terms and conditions of the Company’s 2012 Incentive Compensation Plan (the “Plan”) and the form of stock option agreement previously filed with the SEC. The Options will have an exercise price equal to the fair market value of the Company’s common stock on February 22, 2013, as determined under the terms of the Plan, and a term of ten years from the date of grant. The shares underlying the Options will vest at the rate of 1/48th of the total number of shares underlying the Options on each monthly anniversary of the date of grant, subject to the named executive officer’s continued service to the Company on each such vesting date, for a period of 48 months. The foregoing is only a brief description of the material terms of the Options, and does not purport to be complete and is qualified in its entirety by reference to the Plan and the form of stock option agreement previously filed with the SEC.

Name	Position	2013 Base Salary	Stock Options
Todd Davis	Chairman and Chief Executive Officer	$478,950	350,000
Chris Power	Chief Financial Officer	$323,785	200,000
Marvin Davis	Chief Marketing Officer	$294,686	75,000

2013 Performance Bonus Plan

On February 15, 2013, the Compensation Committee approved the corporate financial performance objectives for fiscal 2013 under the Company’s Performance Bonus Plan for the Company’s employees, including the Company’s named executive officers.

For fiscal 2013, the Performance Bonus Plan is funded by the achievement of corporate financial performance objectives tied to the Company’s revenue, Adjusted EBITDA, and net member growth for fiscal 2013, with the revenue and Adjusted EBITDA objectives each representing 37.5% of the bonus pool and the net member growth objective representing 25% of the bonus pool. The Compensation Committee determined the threshold, target, and maximum levels for each of these performance objectives in consultation with management and taking into account the Company’s performance in fiscal 2012. The actual cash bonus payouts under the Performance Bonus Plan for fiscal 2013 will be determined by the Compensation Committee and paid in early 2014.

2

For fiscal 2013, the target bonus amount for the Company’s Chief Executive Officer is 100% of his base salary, the target bonus for the Company’s Chief Financial Officer is 60% of his base salary, and the target bonus for the Company’s Chief Marketing Officer is 50% of his base salary.

The foregoing is only a brief description of the material terms of the Performance Bonus Plan, and does not purport to be complete and is qualified in its entirety by reference to the Performance Bonus Plan previously filed with the SEC.

Amendment to Employment Agreement with Chris Power

On February 15, 2013, the Company entered into a First Amendment to Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Chris Power, the Company’s Chief Financial Officer. The amendment extends the provision in the Employment Agreement providing for the reimbursement of certain travel and temporary living expenses for Mr. Power through the end of 2013, and provides for a 2.5% increase to Mr. Power’s base salary upon Mr. Power’s permanent relocation to Phoenix, Arizona during 2013. The amendment also eliminates the provision in the Employment Agreement providing for a relocation bonus upon Mr. Power’s permanent relocation to Phoenix, Arizona.

A copy of the amendment to the Employment Agreement is filed as Exhibit 10.3A to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the amendment to the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

10.3A	First Amendment to Second Amended and Restated Employment Agreement, dated as of February 15, 2013, between LifeLock, Inc. and Chris Power.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: February 22, 2013	By:	/s/ Todd Davis
Todd Davis
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.3A	First Amendment to Second Amended and Restated Employment Agreement, dated as of February 15, 2013, between LifeLock, Inc. and Chris Power.